EXHIBIT 99.1
                FLEXIBLE SOLUTIONS RECEIVES APPROVAL FOR MEXICO
                                      AND
                SIGNIFICANT NEW SALES TO NORTH SEA OIL CUSTOMER


VICTORIA, B.C., MAR. 23, 2006 - FLEXIBLE SOLUTIONS INTERNATIONAL, INC. (AMEX:
FSI, FRANKFURT: FXT), today announces that the country of Mexico has appoved the use of Magnet(TM), manufactured by the Company's NanoChem (NCS) subsidiary, for agricultural application in the country of Mexico. The Company's bio-polymers are utilized in agricultural nutrient uptake, oil industry scale prevention and as suspension agents in the detergent industry.

Daniel B. O'Brien, CEO states, "This is an important milestone for the agricultural division of our NCS subsidiary. With this approval, we can begin sales efforts through Mexican agricultural distributors making our Magnet(TM) nutrient availability enhancer available to high value crops grown in Mexico. This product is already a strong contributor to our sales and profits in the USA, so we believe that the time and effort expended to gain Mexican approval will result in significant new business as Mexican growers become convinced of the value added by using Magnet(TM)." "In other NCS news", Mr. O'Brien reports, "our biodegradable scale inhibitor product has been specified for a new oilfield in the North Sea region. This will result in new revenue of approximately $240,000 annually beginning in second quarter 2006. NCS is actively supporting all of our customers in the North Sea as they bid for scale control contracts and hope to win more business each year with our unique advantages of performance and complete environmental safety." The NanoChem division continues to contribute substantially to sales and cash flow and, significant new opportunities have developed to further increase sales in this division. At the same time, opportunities to synergistically cross sell the products of all FSI divisions have generated leads to new business. NanoChem sales are much less seasonal than those of our WaterSavr and Flexible Solutions Ltd divisions which should lead to less volatile quarter over quarter sales figures in future. ABOUT FLEXIBLE SOLUTIONS INTERNATIONAL Flexible Solutions International, Inc. (http://www.flexiblesolutions.com/), based in Victoria, British Columbia, is the developer and manufacturer of cost effective, environmentally safe, and biodegradable, patented water technologies. The Company's NanoChem Solutions, Inc., subsidiary specializes in environmentally friendly, "green chemistry" water-soluble products utilizing thermal polyaspartate (TPA) biopolymers. TPA beta-proteins are manufactured from the common biological amino acid, L-aspartic acid. FSI's water evaporation control products are used to reduce water loss in arid climates, reduce energy loss from public and private swimming pools and, cause spreading of desired particles across water surfaces. Among our products are, WaterSavr, the world's first commercially viable water evaporation retardant that reduces evaporation by up to 30% on reservoirs, lakes, aqueducts, irrigation canals, ponds and slow moving rivers; Heatsavr, a "liquid blanket" evaporation retardant for the commercial swimming pool and spa markets that reduces humidity and lowers water heating costs, resulting in energy savings of 15% to 40% and "Ecosavr" that has the same effect for residential swimming pools. New in 2006 is our WS-BTI product that kills disease bearing mosquito larvae without any collateral environmental damage.


SAFE HARBOR PROVISION
The Private Securities Litigation Reform Act of 1995 provides a "Safe Harbor" for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward looking statement with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the company is detailed from time to time in the company's reports filed with the Securities and Exchange Commission.



Investor Relations Contact:       Flexible Solutions International - Head Office
                                                                     JASON BLOOM
                                                               Tel: 800.661.3560
                                               Email: Info@flexiblesolutions.com